UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2018, Bluegreen Vacations Corporation (“Bluegreen”), a 90% subsidiary of BBX Capital Corporation, and Bluegreen/Big Cedar Vacations, LLC, a joint venture in which Bluegreen owns a 51% interest, amended its non-recourse VOI notes receivable purchase facility (the “Quorum Purchase Facility”) with Quorum Federal Credit Union (“Quorum”). As previously disclosed, subject to the terms and conditions of the Quorum Purchase Facility, Quorum has agreed to purchase, on a revolving basis, eligible VOI notes receivable in an amount of up to an aggregate $50.0 million purchase price.  The amendment to the Quorum Purchase Facility extended the purchase period from June 30, 2018 to June 30, 2020.  In addition, pursuant to the amendment, Quorum has agreed to an interest rate of 4.95% per annum on advances made through September 30, 2018. The interest rate on advances made after September 30, 2018 will be set at the time of funding based on rates mutually agreed upon by all parties. The amendment also reduced the loan purchase fee applicable to future advances from 0.50% to 0.25% and extended the maturity of the Quorum Purchase Facility from December 2030 to December 2032. The Quorum Purchase Facility continues to provide for an 85% advance rate on eligible receivables sold under the facility, however Quorum can modify this advance rate on future purchases subject to the terms and conditions of the Quorum Purchase Facility. As of April 6, 2018, $21.1 million was outstanding under the Quorum Purchase Facility.

The foregoing description of the amendment to the Quorum Purchase Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the definitive documents effecting the amendment, which are filed as Exhibits 10.1 – 10.4  to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 - Eighth Commitment Amendment to Loan Sale and Servicing Agreement, dated as of April 6, 2018, by and among BBCV Receivables-Q 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Vacation Trust, Inc., as Club Trustee, U.S. Bank National Association, as Custodian, Bluegreen Vacations Corporation, as Servicer, and Concord Servicing Corporation as Backup Servicer.

10.2 – Commitment Purchase Period Terms Letter, dated as of April 6, 2018, by BBCV Receivables-Q 2010 LLC, as Seller, and Quorum Federal Credit Union, as Buyer.

10.3 – Eighth Commitment Amendment to Loan Sale and Servicing Agreement, dated as of April 6, 2018, by and among BRFC-Q 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Vacation Trust, Inc., as Club Trustee, U.S. Bank National Association, as Custodian, Bluegreen Vacations Corporation, as Servicer, and Concord Servicing Corporation as Backup Servicer.

10.4 – Commitment Purchase Period Terms Letter, dated as of April 6, 2018, by BRFC-Q 2010 LLC, as Seller, and Quorum Federal Credit Union, as Buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: April 12, 2018

BBX Capital Corporation

By:  /s/  Raymond S. Lopez

Raymond S. Lopez

Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
EX 10.1

Eighth Commitment Amendment to Loan Sale and Servicing Agreement, dated as of April 6, 2018, by and among BBCV Receivables-Q 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Vacation Trust, Inc., as Club Trustee, U.S. Bank National Association, as Custodian, Bluegreen Vacations Corporation, as Servicer, and Concord Servicing Corporation as Backup Servicer.

EX 10.2	Commitment Purchase Period Terms Letter, dated as of April 6, 2018, by BBCV Receivables-Q 2010 LLC, as Seller, and Quorum Federal Credit Union, as Buyer.
EX 10.3

Eighth Commitment Amendment to Loan Sale and Servicing Agreement, dated as of April 6, 2018, by and among BRFC-Q 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Vacation Trust, Inc., as Club Trustee, U.S. Bank National Association, as Custodian, Bluegreen Vacations Corporation, as Servicer, and Concord Servicing Corporation as Backup Servicer.

EX 10.4	Commitment Purchase Period Terms Letter, dated as of April 6, 2018, by BRFC-Q 2010 LLC, as Seller, and Quorum Federal Credit Union, as Buyer.